UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

S&W SEED COMPANY

(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 506-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 14, 2021, S&W Seed Company (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers an aggregate of 1,847,343 shares of its common stock (the “Shares”) at a purchase price of $2.73 per share, for aggregate gross proceeds of approximately $5.0 million.

The Purchase Agreement contains customary representations, warranties and covenants by the parties and termination provisions, as well as certain pro rata participation rights up to a capped beneficial ownership limit of 19.9% in the event the Company consummates certain future financing transactions during the next two years (excluding transactions that generate gross proceeds of up to $5.0 million). The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Purchasers included MFP Partners, L.P., the Company’s largest stockholder, Starlight 4, LLLP, an entity affiliated with Mark W. Wong, the Company’s Chief Executive Officer and a member of the Company’s board of directors, and Alan D. Willits, Charles B. Seidler and Robert Straus, each a member of the Company’s board of directors. Alexander C. Matina, a member of the Company’s board of directors, is Vice President of Investments of the general partner of MFP.

Registration Rights Agreement

Concurrently with the execution of the Purchase Agreement, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to (i) file a registration statement with the U.S. Securities and Exchange Commission within 60 days of the date of the Registration Rights Agreement, covering the resale by the Purchasers of the Shares, (ii) cause such registration statement to become effective as soon as practicable following the filing thereof and (iii) take all other actions as may be necessary to keep such registration statement continuously effective during the timeframes set forth in the Registration Rights Agreement. As set forth in the Registration Rights Agreement, if the Company fails to comply with certain obligations with respect to filing and securing effectiveness of such registration statement, the Company would be obligated to pay liquidated damages to the Purchasers equal to 1% of their respective purchase price for each 30-day period, up to a maximum of 4%, so long as the event giving rise to the damages remains uncured, all as set forth in the Registration Rights Agreement.

Item 3.02    Unregistered Sales of Equity Securities.

The description of the sale and issuance of the Company’s securities pursuant to the Purchase Agreement set forth under Item 1.01 above is incorporated by reference under this Item 3.02.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with their execution of the Purchase Agreement, the Purchasers represented to the Company that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by them were acquired solely for their own account and for investment purposes and not with a view to the future sale or distribution.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated October 14, 2021, by and among the Company and the Purchasers.
10.2	Registration Rights Agreement, dated October 14, 2021, by and among the Company and the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

	By:	/s/ Matthew K. Szot
Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: October 18, 2021